Exhibit 99.1

NEWS RELEASE

Release No. 03-02-07

414 Union Street, Suite 2000	Contact:
Nashville, TN 37219-1711	Mary Cohn (Media Relations)
615.986.5600	615-986-5886
Fax: 615.986.5666	Mike Kinney / Becky Barckley (Investor Relations)
615-986-5600

FOR RELEASE AT 8:00 A.M. (EST) TUESDAY, FEBRUARY 6, 2007

LP Reports Fourth Quarter and Year End 2006 Results

Nashville, TN. (February 6, 2007) - Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today a fourth quarter loss of $25 million, or $0.24 per diluted share, on sales from continuing operations of $370 million. In the fourth quarter of 2005, LP’s net income was $85 million, or $0.80 per diluted share, on sales from continuing operations of $624 million. For the full year of 2006, LP reported net income of $124 million, or $1.17 per diluted share, on sales from continuing operations of $2.2 billion compared to net income of $456 million, or $4.15 per diluted share, on sales from continuing operations of $2.6 billion for the full year of 2005.

For the fourth quarter of 2006, loss from continuing operations was $24 million, or $0.24 per diluted share. In the fourth quarter of 2005, LP’s income from continuing operations was $91 million, or $0.86 per diluted share.  For the full year of 2006, income from continuing operations was $126 million, or $1.19 per diluted share. For the full year of 2005, income from continuing operations was $476 million, or $4.34 per diluted share. Results for the full year of 2006 included charges primarily for impairments of long-lived assets and other net operating charges totaling $3 million ($2 million after tax, or $0.02 per diluted share).  Results for 2005 include a one-time reversal of deferred tax liabilities of $94 million (or $0.86 per diluted share) associated with the repatriation of foreign earnings as provided by the American Job Creation Act of 2004.

“Fourth quarter sales declined 40% compared to the same quarter a year ago, as levels of  building activity dropped to the lowest levels we have seen this decade,” said Rick Frost, LP Chief

Executive Officer.  “Weakened demand negatively affected volume and pricing in all of our product lines.”

“2006 began with solid product demand.  Building activity and demand began to weaken in the second quarter and continued to fall throughout the remainder of 2006. The largest impact of the weakened demand on our business has been the dramatic decline in OSB pricing,” said Frost. “LP was profitable through the first three quarters, but the fourth quarter loss lowered earnings for the year to $1.17 per share.”

Frost continued, “The first quarter of 2007 looks and feels a lot like last quarter, with lower building activity and depressed prices for our commodity products continuing. We are waiting to see how rapidly excess inventory of new and existing homes for sale will be absorbed.  As that happens, demand for our non-OSB products should improve.  OSB may take longer, as it faces the added challenge of new low cost capacity entering the market.”

“We plan to continue to execute our strategic plans through this downturn by improving market share, lowering costs, and funding our capital investment program. The economic and demographic underpinnings of housing demand over the long term remain solid,” Frost concluded.

At 11:00 a.m. EST (8:00 a.m. PST) today, LP will host a webcast on its fourth quarter 2006 financial results.  To access the live webcast and accompanying presentation, visit www.lpcorp.com and go to the “Investor Relations” section from the main menu.

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers.  Visit LP’s web site at www.lpcorp.com for additional information on the company.

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FORWARD LOOKING STATEMENTS

This news release contains statements concerning Louisiana-Pacific Corporation’s (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company’s products, and prices for structural products; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

FINANCIAL AND QUARTERLY DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

		Quarter Ended		Year Ended
		December 31,		December 31,
		2006	2005	2006	2005

	Net sales	$369.6	$624.2	$2,235.1	$2,598.9

	Income (loss) before taxes and equity in earnings of unconsolidated affiliates	$(55.8)	$103.1	$154.0	$536.4

	Income (loss) from continuing operations excluding (gain) loss on sale or impairment of long-lived assets, other operating credits and charges, net, loss on early extinguishment of debt and reversal of tax liabilities due to repatriation	$(21.2)	$92.8	$127.5	$387.9

	Income (loss) from continuing operations	$(24.4)	$91.4	$125.5	$475.8

	Net income (loss)	$(24.6)	$85.2	$123.7	$455.5

Net income (loss) per share	— basic	$(0.24)	$0.81	$1.18	$4.18
	— diluted	$(0.24)	$0.80	$1.17	$4.15
	Average shares outstanding (in millions)
	Basic	104.0	105.8	105.1	109.0
	Diluted	104.3	106.3	105.5	109.7

Calculation of income (loss) from continuing operations excluding (gain) loss on sale or impairment of long-lived assets, other operating credits and charges, net, loss on early extinguishment of debt and reversal of tax liabilities due to repatriation:

	Income (loss) from continuing operations	$(24.4)	$91.4	$125.5	$475.8

	(Gain) loss on sale or impairment of long-lived assets	1.7	2.1	2.6	3.5
	Other operating credits and charges, net	3.5	5.1	0.7	6.5
	Loss on early extinguishment of debt	—	0.5	—	0.5
		5.2	7.7	3.3	10.5
	Provision for income taxes on above items	(2.0)	(3.0)	(1.3)	(4.1)
	Reversal of deferred tax liabilities due to repatriation of foreign earnings	—	(3.3)	—	(94.3)
		3.2	1.4	2.0	(87.9)

		$(21.2)	$92.8	$127.5	$387.9

Per share	— basic	$(0.20)	$0.88	$1.21	$3.56
	— diluted	$(0.20)	$0.87	$1.21	$3.54

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005

Net Sales	$369.6	$624.2	$2,235.1	$2,598.9
OPERATING COSTS AND EXPENSES
Cost of sales	366.7	448.5	1,826.8	1,783.3
Depreciation, amortization and cost of timber harvested	28.3	33.9	128.0	132.7
Selling and administrative	44.4	40.8	166.8	151.3
(Gain) loss on sale or impairment of long lived assets	1.7	2.1	2.6	3.5
Other operating credits and charges, net	3.5	5.1	0.7	6.5
Total operating costs and expenses	444.6	530.4	2,124.9	2,077.3

Income (loss) from operations	(75.0)	93.8	110.2	521.6

NON-OPERATING INCOME (EXPENSE)
Foreign currency exchange (loss) gain	6.2	0.2	(2.5)	(1.4)
Loss on early extinguishment of debt	—	(0.5)	—	(0.5)
Interest expense, net of capitalized interest	(10.5)	(10.5)	(49.4)	(54.6)
Investment income	23.5	20.1	95.7	71.3
Total non-operating income (expense)	19.2	9.3	43.8	14.8

Income (loss) before taxes and equity in earnings of unconsolidated affiliates	(55.8)	103.1	154.0	536.4
Provision (benefit) for income taxes	(33.3)	12.9	24.2	61.3
Equity in (income) loss of unconsolidated affliates	1.9	(1.2)	4.3	(0.7)

Income (loss) from continuing operations	(24.4)	91.4	125.5	475.8

DISCONTINUED OPERATIONS
Income (loss) from discontinued operations	(0.3)	(7.6)	(2.9)	(30.7)
Provision (benefit) for income taxes	(0.1)	(2.5)	(1.1)	(11.5)
Income (loss) from discontinued operations	(0.2)	(5.1)	(1.8)	(19.2)

Cumulative effect of change in accounting principle, net of tax	—	(1.1)	—	(1.1)

Net income (loss)	$(24.6)	$85.2	$123.7	$455.5

Net income per share of common stock (basic):
Income (loss) from continuing operations	$(0.24)	$0.86	$1.19	$4.37
Income (loss) from discontinued operations	—	(0.05)	(0.01)	(0.19)
Net Income (loss) - per share basic	$(0.24)	$0.81	$1.18	$4.18

Net income per share of common stock (diluted):
Income (loss) from continuing operations	$(0.24)	$0.86	$1.19	$4.34
Income (loss) from discontinued operations	—	(0.06)	(0.02)	(0.19)
Net Income (loss) - per share diluted	$(0.24)	$0.80	$1.17	$4.15

Average shares of stock outstanding - basic	104.0	105.8	105.1	109.0
Average shares of stock outstanding - diluted	104.3	106.3	105.5	109.7

CONDENSED CONSOLIDATED BALANCE SHEETS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	December 31, 2006	December 31, 2005
ASSETS
Cash and cash equivalents	$265.7	$607.6
Short-term investments	797.0	717.3
Receivables, net	157.4	146.8
Inventories	246.1	240.3
Prepaid expenses and other current assets	9.3	9.6
Deferred income taxes	28.5	—
Current portion of notes receivable from asset sales	—	70.8
Total current assets	1,504.0	1,792.4

Timber and timberlands	98.7	97.7

Property, plant and equipment	2,045.5	1,848.9
Accumulated depreciation	(1,153.8)	(1,065.6)
Net property, plant and equipment	891.7	783.3

Goodwill	273.5	273.5
Notes receivable from asset sales	333.0	333.0
Long-term investments	40.4	13.5
Restricted cash	51.8	55.6
Investments in and advances to affiliates	212.9	211.0
Other assets	30.4	38.0
Total assets	$3,436.4	$3,598.0

LIABILITIES AND EQUITY
Current portion of long-term debt	$0.4	$18.9
Current portion of limited recourse notes payable	—	69.7
Accounts payable and accrued liabilities	240.9	243.2
Current portion of deferred tax liabilities	14.6	2.3
Current portion of contingency reserves	9.0	12.0
Total current liabilities	264.9	346.1

Long-term debt, excluding current portion:
Limited recourse notes payable	326.8	326.8
Other long-term debt	317.8	408.0
Total long-term debt, excluding current portion	644.6	734.8

Contingency reserves, excluding current portion	25.6	31.4
Other long-term liabilities	70.0	65.8
Deferred income taxes	363.9	377.0

Commitments and contingencies

Stockholders’ equity:
Common stock	116.9	116.9
Additional paid-in capital	437.8	436.7
Deferred compensation	(2.0)	(1.2)
Retained earnings	1,870.2	1,809.7
Treasury stock	(284.0)	(257.0)
Accumulated comprehensive loss	(71.5)	(62.2)
Total stockholders’ equity	2,067.4	2,042.9
Total liabilities and equity	$3,436.4	$3,598.0

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	Year Ended December 31,
	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$123.7	$455.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and cost of timber harvested	128.0	135.1
Loss (earnings) of unconsolidated affiliates	4.4	(0.7)
Other operating charges and credits, net	8.5	(2.3)
(Gain) loss on sale or impairment of long-lived assets	2.4	20.7
Tax effect of exercise of stock options	—	3.8
Stock-based compensation related to stock plans	6.3	1.6
Excess tax benefits from stock-based compensation	(3.5)	—
Cash settlement of contingencies	(13.5)	(13.5)
Net accretion on available for sale securities	(15.5)	(3.3)
Other adjustments, net	(0.4)	13.2
(Increase) decrease in receivables	(20.6)	45.8
Increase in inventories	(7.5)	(14.4)
Decrease in prepaid expenses	2.6	3.6
Decrease in accounts payable and accrued liabilities	(2.0)	(17.2)
Decrease in deferred income taxes	(29.1)	(113.9)
Net cash provided by operating activities	183.8	514.0

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(236.5)	(173.7)
Proceeds from asset sales	4.1	53.4
Receipt of proceeds from notes receivable	70.8	—
Investments and advances to joint ventures	(8.7)	(83.9)
Proceeds from sales of investments	4,898.8	3,724.8
Cash paid for purchase of investments	(4,989.7)	(3,813.9)
Decrease in restricted cash under letters of credit	16.7	9.9
Other investing activities, net	(3.0)	1.9
Net cash used in investing activities	(247.5)	(281.5)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under revolving credit lines	3.0	—
New borrowing of long-term debt	—	202.2
Repayment of debt	(186.4)	(178.1)
Sale of common stock under equity plans	5.6	11.7
Excess tax benefits from stock-based compensation	3.5	—
Purchase of treasury stock	(41.1)	(150.6)
Payment of cash dividends	(63.2)	(52.0)
Other financing activites, net	(0.1)	(0.8)
Net cash used in financing activities	(278.5)	(167.6)

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS:	0.3	(2.0)

Net increase (decrease) in cash and cash equivalents	(341.9)	62.9
Cash and cash equivalents at beginning of period	607.6	544.7

Cash and cash equivalents at end of period	$265.7	$607.6

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollar amounts in millions) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005

Net sales:
OSB	$184.2	$387.4	$1,212.2	$1,560.4
Siding	86.9	103.8	493.4	453.5
Engineered Wood Products	77.1	100.8	392.0	431.4
Other	22.9	35.1	139.0	163.7
Less: Intersegment sales	(1.5)	(2.9)	(1.5)	(10.2)
	$369.6	$624.2	$2,235.1	$2,598.8

Operating profit (loss):
OSB	$(54.5)	$111.9	$109.6	$528.4
Siding	6.6	4.7	67.3	45.2
Engineered Wood Products	4.6	8.5	33.2	34.0
Other	(8.6)	1.0	(5.8)	13.0
Other operating credits and charges, net	(3.5)	(5.1)	(0.7)	(6.5)
Gain (loss) on sales of and impairment of long-lived assets	(1.7)	(2.1)	(2.6)	(3.5)
General corporate and other expenses, net	(19.8)	(23.9)	(95.1)	(88.3)
Early extinguishment of debt	—	(0.5)	—	(0.5)
Foreign currency gains (losses)	6.2	0.2	(2.5)	(1.4)
Investment income	23.5	20.1	95.7	71.3
Interest expense	(10.5)	(10.5)	(49.4)	(54.6)
Income (loss) from operations before taxes	(57.7)	104.3	149.7	537.1
Provision (benefit) for income taxes	(33.3)	12.9	24.2	61.3
Income (loss) from continuing operations	$(24.4)	$91.4	$125.5	$475.8

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

NOTES TO FINANCIAL DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

1.               Results of operations for interim periods are not necessarily indicative of results to be expected for an entire year.

2.               The major components of  “Other operating credits and charges, net” in the Consolidated Statements of Income for the quarter and year ended December 31 and are reflected in the table below and are described in the paragraph following the table:

Quarter Ended December 31,	2006		2005
	Pre-tax	After tax	Pre-tax	After tax
Change in method of estimating workers compensation liabilities	$(2.1)	$(1.3)	$—	$—
Revisions to environmental contingency reserves	—	—	(1.4)	(0.9)
Net additions to product related warranty reserves	(3.9)	(2.4)	(4.0)	(2.5)
Insurance recovery	1.9	1.2	—	—
Other	0.6	0.4	0.3	0.2
	$(3.5)	$(2.1)	$(5.1)	$(3.2)

Year Ended December 31,	2006		2005
	Pre-tax	After tax	Pre-tax	After tax
Revisions to environmental contingency reserves	$—	$—	$(1.4)	$(0.9)
Charges associated with the corporate relocation	—	—	(2.8)	(1.7)
Recovery related to assets and liabilities transferred under contractual arrangement	—	—	1.0	0.6
Net additions to product related warranty reserves	(3.9)	(2.4)	(4.0)	(2.5)
Change in method of estimating workers compensation liabilities	(2.1)	(1.3)	—	—
Insurance recovery	4.7	2.9	—	—
Other	0.6	0.4	0.7	0.4
	$(0.7)	$(0.4)	$(6.5)	$(4.1)

In the first quarter of 2005, LP recorded a gain of $0.9 million ($0.6 million after taxes, or $0.01 per diluted share) associated with the recovery of a previous loss associated with the sale of the Samoa, California pulp mill and a charge of $0.6 million ($0.4 million after taxes, or $0.00 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

In the second quarter of 2005, LP recorded a charge of $1.5 million ($0.9 million after taxes, or $0.01 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

In the third quarter of 2005, LP recorded a charge of $0.3 million ($0.2 million after taxes, or $0.00 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

In the fourth quarter of 2005, LP recorded a charge of $0.4 million ($0.2 million after taxes, or $0.00 per diluted share) associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee, a charge of $1.4 million ($0.9 million after taxes, or $0.01 per diluted share) for environmental related reserves associated with a facility that was previously held for sale and a net charge of $4.0 million ($2.5 million after taxes, or $0.02 per diluted share) associated with product related warranty reserves associated with products that LP no longer manufacturers.

In the first quarter of 2006, LP recorded a charge of $0.1 million associated with the relocation and consolidation of LP’s corporate offices to Nashville, Tennessee.

In the third quarter of 2006, LP recorded a gain of $2.8 million ($1.7 million after taxes, or $0.02 per diluted share) associated with insurance recoveries related to the hurricanes which occurred in the third and fourth quarter of 2005.

In the fourth quarter of 2006, LP recorded a gain of $1.9 million ($1.2 million after taxes, or $0.01 per diluted share) associated with insurance recoveries related to the hurricanes which occurred in the third and fourth quarter of 2005. LP also recognized a charge of $2.1 million ($1.3 million after taxes, or $0.01 per diluted share) in connection with a change in the method of estimating future workers’ compensation liabilities by incorporating loss development and an increase in the estimate associated with increased but not yet reported workers compensation claims. LP also recorded a net charge of $3.9 million ($2.4 million after taxes, or $0.02 per diluted share) associated with product related warranty reserves associated with LP class action suit due primarily to increases in administrative costs.

3.              Income Taxes

	Quarter Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Income (loss) from continuing operations	$(57.7)	$104.3	$149.7	$537.1
Income (loss) from discontinued operations	(0.3)	(7.6)	(2.9)	(30.7)
Cumulative effect of change in accounting principle	—	(1.8)	—	(1.8)
	(58.0)	94.9	146.8	504.6
Total tax provision before effect of repatriation	(33.4)	13.0	23.1	143.4
After-tax income before repatriation	(24.6)	81.9	123.7	361.2
Effect of repatriation	—	(3.3)	—	(94.3)
Net income (loss)	$(24.6)	$85.2	$123.7	$455.5

Accounting standards require that the estimated effective income tax rate (based upon estimated annual amounts of taxable income and expense) by income component for the year be applied to year-to-date income or loss at the end of each quarter. At year end, the income tax accrual is adjusted to the latest estimate and the difference for the previously accrued year-to-date balance is adjusted to the current quarter.  For the year ended December 31, 2006, the primary differences between the U.S. statutory rate of 35% and the effective rate on continuing operations relates to the recognition of the manufacturing deduction enacted in 2004, interest deductible for income tax purposes that is eliminated in the consolidation process, corrections of prior year estimates, impact of the translation of Canadian operations and a reduction in LP’s Canadian deferred tax liabilities due to an enacted decrease in the statutory income tax rate. For the year ended December 31, 2005, the primary difference between the U.S. statutory rate of 35% and the effective rate on continuing operations relates to the recognition of the manufacturing deduction enacted in 2004, interest deductible for income tax purposes that is eliminated in the consolidation process and the reversal of previously accrued taxes no longer needed because of the repatriation (discussion below).

During the fourth quarter of 2005, LP completed its plans to repatriate accumulated earnings from its Canadian subsidiaries to the U.S. under the provisions of the Homeland Investment Act.  LP repatriated approximately $517 million of Canadian earnings in the fourth quarter and planned to pay approximately $28 million in U.S. federal and state income taxes with respect to the distribution and an additional $22 million, net of tax benefit, in Canadian withholding taxes. Based upon LP’s Canadian subsidiary’s earnings in the fourth quarter, LP recognized an additional benefit of $3.3 million.

The components and associated effective income tax rates applied to each period are as follows:

	Quarter Ended December 31,
	2006		2005
	Tax Provision	Tax Rate	Tax Provision	Tax Rate
Continuing operations	$(33.3)	58%	$16.2	16%
Effect of Repatriation	—		(3.3)
Provision on continuing operations	(33.3)		12.9

Discontinued operations	(0.1)	38%	(2.5)	33%
Cumulative effect of change in accounting principle	—		(0.7)	39%
	$(33.4)	58%	$9.7	10%

	Year Ended December 31,
	2006		2005
	Tax Provision	Tax Rate	Tax Provision	Tax Rate
Continuing operations	$24.2	16%	$155.6	29%
Effect of Repatriation	—		(94.3)
Provision on continuing operations	24.2		61.3

Discontinued operations	(1.1)	38%	(11.5)	33%
Cumulative effect of change in accounting principle	—		(0.7)	39%
	$23.1	16%	$49.1	10%

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SUMMARY OF PRODUCTION VOLUMES

	Quarter Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005

Oriented strand board, million square feet 3/8” basis	1,222	1,360	5,769	5,533

Oriented strand board, million square feet 3/8” basis (produced by wood-based siding mills)	41	26	241	77

Wood-based siding, million square feet 3/8” basis	194	220	953	941

Engineered I-Joist, million lineal feet	25	37	149	166

Laminated veneer lumber (LVL), thousand cubic feet	1,505	2,532	9,466	11,184

Composite Decking, million lineal feet	2	9	40	46

(1)             Includes volumes produced by joint venture operations and sold to LP.